EXHIBIT 10.2

FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of August 9, 2013, by and between COMERICA BANK (“Bank”) and SCIENTIFIC LEARNING CORPORATION (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of February 9, 2012 (as amended from time to time, including by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of June 11, 2012,  that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of August 14, 2012 and that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of April 5, 2013, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.	New Section 4.4 hereby is added to the Agreement in its entirety as follows:

“4.4            Pledge of Account.  Borrower hereby pledges to Bank and grants to Bank a security interest in Borrower’s money market account #1892723998  held at Bank (which shall at all times have a minimum aggregate balance equal to the face amount of letter of credit number 660395-42 issued by Bank and naming American Express as beneficiary which as of August 9, 2013 is One Hundred Fifty Thousand Dollars ($150,000), as such face amount may be reduced from time to time), together with all proceeds and substitutions thereof, all interest paid thereon, and all other cash and noncash proceeds of the foregoing (all hereinafter called the “Pledged Collateral”), as security for the prompt performance of all of Borrower’s obligations with respect to, or arising out of, any Letters of Credit provided by Bank to Borrower.   Borrower authorizes Bank to file such financing statements, and take such other actions as Bank determines from time to time may be necessary or appropriate to perfect the security interest granted hereunder.  Prior to the maturity (if any) of any Pledged Collateral held by Bank pursuant hereto, Borrower and Bank shall agree upon a security or instrument similar in form, quality, and substance to the original Pledged Collateral in which the proceeds of the Pledged Collateral can be reinvested on maturity.  Upon maturity of the Pledged Collateral in accordance with its terms, or in the event the Pledged Collateral otherwise becomes payable during the term of this Agreement, such maturing Pledged Collateral may be presented for payment, exchange, or otherwise marketed by Bank on behalf of Borrower and the proceeds therefrom used to purchase the security or instrument agreed to by Borrower and Bank in accordance with the immediately preceding sentence.  If no agreement has been made, such proceeds shall be placed into an interest bearing account offered by the Bank until such time as an agreement as to the security replacing the original Pledged Collateral can be reached.  Bank may retain any such successor collateral and the proceeds therefrom as Pledged Collateral in accordance with the terms of this Agreement.”

2.

Borrower acknowledges and Bank hereby waives Borrower’s violation of Section 6.9 of the Agreement for failing to achieve minimum Bookings for the measuring periods ending May 31, 2013 and June 30, 2013.  Borrower and Bank agree that such covenant shall not be tested for future measuring periods provided that Borrower will not request and Bank will not make any further Credit Extensions until a new financial covenant structure is agreed upon by Borrower and Bank in an amendment hereto in writing.

3.

No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by an officer of Bank.

4.

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

5.

Borrower represents and warrants that the Representations and Warranties contained in the Agreement, as qualified by the Schedule included with this Amendment, are true and correct as of the date of this Amendment, and that after giving effect to this Amendment no Event of Default has occurred and is continuing.

6.	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)            this Amendment, duly executed by Borrower;

(b)            Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c)            all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts; and

(d)            such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

7.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

SCIENTIFIC LEARNING CORPORATION

By: /s/ Robert C. Bowen

Title: Chairman & CEO

COMERICA BANK

By: /s/ Dennis Rappoport

Title: VP

[Signature Page to Fourth Amendment to Amended and Restated Loan and Security Agreement]

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